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                                                                    Exhibit 99.1
NEWS RELEASE                       CONTACT:  Cynthia W. Lee
                                             Corporate Communications
                                             (612) 661-8859

TCF                                                        FOR IMMEDIATE RELEASE
TCF FINANCIAL CORPORATION 801 Marquette Avenue, Minneapolis, Minnesota 55402-
3475




                    TCF TO REDEEM SUBORDINATED CAPITAL NOTES


     MINNEAPOLIS, Oct. 26, 1995 -- TCF Financial Corporation (TCF) (NYSE:TCB) announced today that on December 1 it will redeem its $34.5 million of 10 percent subordinated capital notes due 2002. The notes will be redeemed at par plus accrued interest to the date of redemption. National City Bank of Minneapolis will act as paying agent for the notes.

     TCF is a $7.3 billion stock savings bank holding company based in Minneapolis. TCF earned a record $24.4 million, or $1.36 per common share, for the 1995 third quarter.

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